AWARD AGREEMENT

This Award Agreement (this “Agreement”) is made as of August 29, 2014 (“Grant Date”), between TSS, Inc. (the “Company”) and John K. Penver (the “Executive”). The Board of Directors of the Company has authorized the grant to the Executive of (a) restricted shares (the “Restricted Stock”) of the Company’s common stock (“Common Stock”) and (b) an option (the “Option”) to purchase shares of Common Stock, subject to the terms and provisions of this Agreement. For the avoidance of doubt, neither the Restricted Stock nor the Option is being granted under the Company’s 2006 Omnibus Incentive Compensation Plan. The Company and the Executive have entered into that certain Executive Employment Agreement effective as of the date hereof (the “Employment Agreement”). Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings set forth in the Employment Agreement.

The Company and the Executive agree as follows:

1.	The Company grants to the Executive, subject to the terms and conditions of this Agreement, 250,000 shares of Restricted Stock. The Executive may exercise full voting rights with respect to the Restricted Stock. The Restricted Stock shall be forfeited automatically on the Termination Date. Unless forfeited in accordance with the immediately preceding sentence, the following shares of Restricted Stock shall become fully vested and no longer subject to forfeiture in accordance with the following:

(a) all of the shares of Restricted Stock shall become fully vested upon the occurrence of a Change in Control of the Company,

(b) an amount of shares of Restricted Stock equal to (x) 100,000 shares less (y) the amount of shares that have already fully vested under this Agreement shall become fully vested if the Employment Period is terminated by the Company other than for Cause and the Executive executes the Release on or before the Date of Termination,

(c) an amount of shares of Restricted Stock equal to (x) 100,000 shares less (y) the amount of shares that have already fully vested under this Agreement shall become fully vested if the Employment Period is terminated by the Executive for a Good Reason and the Executive executes the Release on or before the Date of Termination,

(d) 50,000 shares of Restricted Stock shall become fully vested on September 29, 2014,

(e) 100,000 shares of Restricted Stock shall become fully vested on August 29, 2015, and

(f) 100,000 shares of Restricted Stock shall become fully vested on August 29, 2016.

The Company shall retain the certificates representing the Restricted Stock until the Restricted Stock becomes fully vested and no longer subject to forfeiture.

2.	The Company grants to the Executive, subject to the terms and conditions of this Agreement, an Option to purchase 200,000 shares of Common Stock (“Option Shares”) in installments as set forth in the following sentence at an exercise per share equal to the average of the high and low bid prices for the Common Stock reported daily on the OTCQB marketplace during the 20 trading days following the Grant Date (the “Exercise Price”). The Option shall become exercisable and may be exercised in installments in accordance with the following schedule: (a) with respect to 100,000 Option Shares, when the Fair Market Value is $2.00 for 20 consecutive Business Days; and (b) with respect to 100,000 Option Shares, when the Fair Market Value is $3.00 for 20 consecutive Business Days. Notwithstanding the foregoing, the Option shall become immediately exercisable upon the occurrence of a Change in Control of the Company that occurs on or after the first anniversary of the Effective Date. The Option may not be exercised after August 29, 2024.

For purposes of this Agreement, (x) “Fair Market Value” means the fair market value of a share of Common Stock as determined in good faith by the Company’s Board of Directors, and (y) “Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks are authorized or required by law to close.

3.	Except as otherwise set forth in this Agreement, the Option shall terminate effective the close of business on the Termination Date, except (a) to the extent previously exercised, (b) as provided in paragraph 5 of this Agreement, and (c) in the case termination of employment by the Company other than for Cause, for a period of 60 days thereafter the Executive shall be entitled to exercise that portion of the Option that was exercisable at the close of business on the Termination Date, provided that in no event may any portion of the Option be exercised after August 29, 2024.

4.	The Option is nontransferable otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Executive, the Option may be exercised only by the Executive or, during the period the Executive is under a legal disability, by the Executive’s guardian or legal representative. Except as provided above, neither the Restricted Stock nor the Option may be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

5.	If the Executive dies without the Option having been exercised in full, the executor or administrator of the Executive’s estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within three years of the Executive’s death to purchase the number of Option Shares the Executive was entitled to purchase at the date of death, after which the Option will lapse, provided that in no event may the Option be exercised after August 29, 2024.

6.	The Option shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Option Shares with respect to which the Option is to be exercised, accompanied by full payment for the Option Shares. The Exercise Price shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the shares that are tendered must have been held by the Executive for at least six (6) months prior to their tender to satisfy the Exercise Price), (c) by withholding shares of Common Stock issuable pursuant to the exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (d) such other methods as the Company shall authorize. The Company may permit the exercise of the Option upon the receipt from a third party of payment (or a commitment to make payment) in full in cash for the Exercise Price prior to the issuance of the Option Shares in the manner and subject to the procedures as may be established by the Company. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Executive, in the Executive’s name, certificates in an appropriate amount based upon the number of Option Shares purchased under the Option.

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7.	The Option may be exercised non-sequentially in respect of any other option to acquire Common Stock granted to the Executive, whether in the Executive’s possession or hereafter acquired.

8.	At the time the Restricted Stock vests or the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Executive hereby authorizes withholding from payroll or any other payment of any kind due the Executive and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Restricted Stock or the Option. The Company may require the Executive to make a cash payment to cover any withholding tax obligation as a condition of issuance of share certificates representing Option Shares or upon the vesting of Restricted Stock.

The Company may permit the Executive to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the vesting of Restricted Stock or the exercise of the Option either by electing to have the Company withhold from the shares of Common Stock to be issued upon vesting or exercise, as the case may be, that number of shares of Common Stock, or by electing to deliver to the Company already-owned shares of Common Stock, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due. If the Executive elects to satisfy the tax withholding obligation by having the Company withhold shares of Common Stock upon the vesting of the Restricted Stock or the exercise of the Option, the number of shares of Common Stock to be withheld shall be based on the minimum estimated federal, state and local taxes payable by the Exercise as a result of the vesting of the Restricted Stock or the exercise of the Option.

9.	The Executive acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act of 1933, as amended. The Company intends to file a registration statement with the Securities and Exchange Commission with respect to the Common Stock to be issued hereunder. The Company intends to maintain this registration statement but has no obligation to do so. If the Company fails to file such registration statement or the registration statement ceases to be effective for any reason or there is a restriction under foreign law, the Executive will not be able to transfer or sell any of the shares of Common Stock issued to the Executive under this Agreement unless exemptions from registration or filings under applicable securities laws are available. The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.

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10.	Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Executive’s employment at any time, nor confer upon the Executive any right to continue in the employ of the Company.

11.	No provision of this Agreement may be amended unless such amendment is in writing and signed by the Executive and the Company.

12.	All obligations of the Company under this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13.	To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

The undersigned parties have executed this Agreement as of the day and year first above written.

TSS, INC.

By:  /s/ Anthony Angelini

Anthony Angelini

Chief Executive Officer

EXECUTIVE

/s/ John K. Penver

John K. Penver

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